UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2020

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2777 Orchard Parkway, San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

(408) 514-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.025 per share	CALX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act).  ☐

Item 1.01 Entry into Material Definitive Agreement.

On December 30, 2020, Calix, Inc. (the “Company”) entered into the First Amendment to Loan and Security Agreement (the “Amendment”), which amended the Loan and Security Agreement (the “Loan and Security Agreement”), dated as of January 27, 2020, by and among the Company, the financial institutions party thereto from time to time as Lenders and Bank of America, N.A., a national banking association, as agent for the Lenders (in such capacity, “Agent”). The Loan and Security Agreement provides for a revolving credit facility up to a principal amount of $35,000,000 (the “Secured Revolving Line of Credit”), including a $10,000,000 sublimit for letters of credit, with the option to increase the line of credit to up to $60,000,000 upon meeting certain conditions. The Amendment (i) revises the unused line fee applicable to the Secured Revolving Line of Credit to equal 0.25% per annum and (ii) makes certain other amendments to the covenants regarding the delivery of borrowing base reports and Agent’s right to conduct field examinations or request an appraisal.

The foregoing description of the Amendment is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Loan and Security Agreement dated December 30, 2020 by and among Calix, Inc., the financial institutions party thereto from time to time as Lenders and Bank of America, N.A.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 6, 2021	CALIX, INC.

		By:	/s/ Cory Sindelar
Cory Sindelar
CFO
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